Exhibit 99.1
 (Text of graph posted to Ashland Inc.'s website concerning
Ashland Aqualon Functional Ingredients average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2005	2006	2007	2008
January	3.240	2.951	2.851	3.208
February	3.268	3.445	4.005	4.093
March	2.755	3.172	3.465	4.945
April	3.586	4.025	4.050	4.048
May	3.438	3.222	3.690	4.610
June	3.352	3.967	4.686	5.558
July	3.362	4.042	3.739	3.531
August	2.751	3.129	3.748	4.715
September	3.497	4.286	4.868	5.343
October	3.286	3.101	3.164	3.125
November	3.299	3.510	4.466	4.404
December	3.079	3.966	4.560	3.817

*NOTE:  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.